                                                                   EXHIBIT 10.16

                             KEY EMPLOYEE AGREEMENT





To:       James J. Salter
          277 Glencairn Avenue
          Toronto, Ontario, M5N1T8

     The undersigned, Global Sports, Inc., a Delaware corporation (the "Company"), with its principal place of business located at 555 S. Henderson Road, King of Prussia, Pennsylvania 19406, hereby agrees with you as follows:

1.   Position and Responsibilities.

     1.1 You shall serve as chief executive officer of the Company's wholly owned subsidiary, Gen-X Holdings, Inc., a Washington corporation ("Gen-X"), and any of Gen-X's wholly owned subsidiaries and of the off price division of one of the Company's other subsidiaries, KPR Sports International, Inc. (or in such other executive capacity as shall be designated by the Board of Directors or Executive Committee of the Company and acceptable to you) and shall perform the duties customarily associated with such capacity from time to time. You shall report to the Chief Executive Officer and Chairman of the Board of the Company.

     1.2 You will devote your full time and your best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such executive duties as may be assigned to you by or on authority of the Company's Board of Directors or Executive Committee from time to time.

     1.3 You will duly, punctually, and faithfully perform and observe any and all rules and regulations which the Company may or shall hereafter reasonably establish governing your conduct as an employee and the conduct of its business.

2.   Term of Employment.

     2.1 The initial term of this Agreement shall be for the period of years set forth on Exhibit A annexed hereto commencing with the date hereof. Thereafter, this Agreement shall be automatically renewed for successive periods of one (1) year, unless you or the Company shall give the other party not less than four
(4) months prior written notice of non-renewal. Your employment with the Company may be terminated as provided in Sections 2.2 or 2.3.

     2.2 The Company shall have the right to terminate your employment at any time under this Agreement prior to the stated term in any of the following ways:

     (a) on thirty (30) days prior written notice to you upon your disability (disability shall be defined as your inability to perform duties under this Agreement for an aggregate of ninety (90) days out of any one hundred eighty (180) day period due to mental or physical disability);

     (b) immediately without prior notice to you by the Company for "Cause", as hereinafter defined;

     (c) immediately without prior notice to you, upon your death or in the event of the liquidation or reorganization of the Company under the federal Bankruptcy Code or any state insolvency or bankruptcy law;

     (d) at any time without Cause, provided the Company shall be obligated to pay to you, as severance pay, a lump sum amount equal to six months of your then current annual Base Salary, such sum to be payable monthly over a six month period from the date of termination. In addition, the Company will continue to pay your medical insurance premiums for that six month period and pay your automobile allowance specified in
          Article 7.1 of Exhibit "A" hereto. (the "Severance Payments").

     2.3 "Cause" for the purpose of Section 2 of this Agreement shall mean: (i) the falseness or material inaccuracy of any of your warranties or representations herein; (ii) your willful failure or refusal to comply with explicit directives of the Board of Directors or Executive Committee or to render the services required herein; (iii) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates or other misappropriation of the Company's assets or funds; (iv) your conviction of a criminal felony offense;
(v) the willful breach or habitual neglect of your obligations under this Agreement or your duties as an employee of the Company; (vi) habitual use of drugs.

     2.4 If your employment is terminated because of your death all obligations of the Company hereunder shall cease, except with respect to amounts and obligations accrued to you through the thirtieth day after which your death has occurred.

     2.5 If your employment is terminated by the Company for any other reason, or you resign, all obligations of the Company (except with respect to amounts and obligations accrued to you prior to the date of termination, and obligations under Section 2.2(d)) shall cease immediately.

     2.6 Notwithstanding anything in this Agreement, the termination of your employment shall not affect any other agreements between you and the Company, unless in accordance with the terms of those agreements.

3.   Compensation.

     You shall receive the compensation and benefits set forth on Exhibit A attached hereto ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights, if any, pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto as Exhibit C between you and the Company (the "Proprietary Information and Inventions Agreement").

4.   Other Activities During Employment.

     4.1 Except for any outside directorships currently held by you as listed on Exhibit B attached hereto, and except with the prior written consent of a disinterested majority of the Company's Board of Directors, you will not, during the term of this Agreement, undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor.

     4.2 You hereby agree that, except as disclosed on Exhibit B attached hereto, during your employment hereunder, you will not, directly or indirectly, engage (i) individually, (ii) as an officer, (iii) as a director, (iv) as an employee, (v) as a consultant, (vi) as an advisor, (vii) as an agent (whether a salesperson or otherwise), (viii) as a broker, or (ix) as a partner, co-venturer, stockholder, or other proprietor owning directly or indirectly more than five percent (5%) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged in the planning, research, development, production, manufacture, marketing, sales, or distribution of athletic footwear, rugged outdoor footwear, sportswear, licensed products, sporting goods, skis, snowboards, related products, equipment, or services or any other line of business engaged in or under demonstrable development by the Company or any of its subsidiaries, whether off price or not whether now or at any time during the term of this Agreement (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit B attached hereto, you hereby represent that you are not engaged in any of the foregoing capacities (i) through (ix) in any Prohibited Enterprise.

5.   Former Employers.

     5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 5.2.

     5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own all information which is common knowledge in the industry or otherwise legally in the public domain.

6.   Proprietary Information and Inventions.

     You agree to execute, deliver and be bound by the provisions of the Proprietary Information and Inventions Agreement attached hereto as Exhibit C.

7.   Post-Employment Activities.

     7.1 For a period of three (3) years after the termination or expiration, for any reason, of your employment with the

Company hereunder, absent the Board of Directors' prior written approval, you will not directly or indirectly engage in activities similar to those described in Section 4.2, nor render services similar or reasonably related to those which you shall have rendered hereunder to, any person or entity whether now existing or hereafter established which directly or indirectly competes with (or proposes or plans to compete with) the Company or its subsidiaries ("Direct Competitor"). Nor shall you entice, induce or encourage any of the Company's or its subsidiaries other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and nor shall you entice, induce or encourage any of the Company's or its subsidiaries other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this
Section 7. As used in this Agreement, the term "any line of business engaged in or under demonstrable development by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation.

     7.2 For a period of three (3) years after the termination of your employment with the Company, the provisions of Section 4.2 shall be applicable to you and you shall comply therewith.

     7.3 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consultation) so long as you do not thereby violate any term of this Agreement or the Proprietary Information and Inventions Agreement. Additionally, no provision of this agreement shall be construed to preclude you from practicing in a professional capacity, as a Chartered Public Accountant, providing services to members of the public generally.

     7.4 You acknowledge that this employment agreement is being entered into in connection with the purchase by the Company of stock owned directly or indirectly by you and that such restrictions contained in Sections four and seven of this Agreement are fair and reasonable under the circumstances and necessary to protect the legitimate business interests of the Company.

8.   Remedies.

     Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 4.2, 7, 8, 9 and 11 of this Agreement (as modified by Section 14, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any reach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or
Section 4 or 7 hereof would be inadequate and you therefore agree that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach.

9.   Dispute Resolution.

     Any dispute concerning this Agreement or any of the exhibits hereto including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a non-jury trial in the Court of Common Pleas of Montgomery County or the United States District Court for the Eastern District of Pennsylvania. The parties hereto consent to such venue and the exclusive jurisdiction of such courts and knowingly waive their right to a trial by jury.

10.  Assignment.

     This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law or by a further written agreement by the parties hereto. Notwithstanding anything contained herein to the contrary, the Company shall have the right to assign this agreement to any of its subsidiaries with your consent.

11.  Interpretation.

     IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

12.  Notices.

     Any notice which the Company is required to or may desire to give you shall be given by registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, or by recognized overnight courier, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing with a copy to David S. Mandel, Esquire, Astor Weiss Kaplan & Rosenblum, LLP, The Bellevue, 6th Floor, 200 South Broad Street, Philadelphia, Pennsylvania, 19102.

13.  Waivers.

     No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any reach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14.  Complete Agreement; Amendments.

     The foregoing, including Exhibits A, B and C attached hereto, is the entire agreement of the parties with respect only to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. This Agreement may be amended or modified or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

15.  Headings.

     The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

16.  Counterparts.

     This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

17.  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon both Agreements shall become binding in accordance with their terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).


                                             Very truly yours,
                                             GLOBAL SPORTS, INC.


                                             By:       /s/ Michael Rubin
                                                --------------------------------
                                                Name: Michael Rubin
                                                Title: C.E.O.


Accepted and Agreed:

/s/ James Salter
-----------------
James J. Salter

May 12, 1998      DATE
-----------------

                                                                     EXHIBIT "A"

                   EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                                       OF
                                 JAMES J. SALTER
                    CHIEF EXECUTIVE OFFICER - GEN-X HOLDINGS,
                       INC. AND OFF PRICE DIVISION OF KPR
                           SPORTS INTERNATIONAL,INC.

1.   Term.

     The term of this Agreement to which this Exhibit "A" is annexed and incorporated shall be for four years, commencing May 12, 1998 ("Effective Date"), unless renewed in accordance with Section 2.1 of the agreement or terminated prior thereto in accordance with Section 2.2 or 2.3 of the Agreement.

2.   Compensation.

     a. Base Salary. Your annual Base Salary shall be three hundred fifteen thousand ($315,000.00) dollars. On each anniversary of this contract, the base salary will increase by a minimum of five percent (5%) over the previous year's base salary.

     b. Bonus. The Company's board of directors shall award you an annual bonus of one hundred thousand dollars ($100,000.00)in each of 1998 (reduced proportionately for 1998 based upon the percentage of the year remaining as of the Effective Date of this agreement) and 1999 if and only if the following goals are satisfied:

          1) 1998 Bonus - If a) the gross sales for KPR Sports International, Inc.'s off price division for the entire year 1998 and the gross sales for all of the Gen-X Holdings, Inc.'s subsidiaries for the period from the date of this Agreement through December 31, 1998, exceed $74,000,000.00 and b) the gross profit on such gross sales equals or exceeds $17,760,000.00 then you shall be entitled to receive your 1998 bonus of a proportionate share of $100,000.00 (reduced proportionately as described above), payable on or before April 15, 1999;

          2) 1999 Bonus. If a) the gross sales for KPR Sports International, Inc.'s off price division for the entire year 1999 and the gross sales for all of the Gen-X Holdings, Inc.'s subsidiaries for the exceed

     $80,000,000.00 and b) the gross profit on such gross sales equals or exceeds $19,200,000.00, then you shall be entitled to receive your 1999 bonus of $100,000.00, payable on or before April 15, 2000;

          3) Bonuses in Subsequent Years. During the remainder of the term of this Agreement, the Board of Directors shall determine the annual goals of gross sales with gross profit margins that must be achieved in order for you to earn a bonus in subsequent years.

          4) Determination of "Gross Sales" and "Gross Profit" Margin. The determination of gross sales and gross profit margin shall be made by the Company's regularly retained certified public accountant whose decision shall be binding upon all parties, final and not subject to any further appeal.

     c. All Base Salary shall be payable in accordance with the Company's payroll policies.

3.   Vacation.

     You shall be paid for and be entitled to all legal and religious holidays, and three (3) weeks paid vacation per annum commencing in the first year of this Agreement. All vacation time shall be earned on a quarterly basis. You shall arrange for vacations in advance at such time or times as shall be mutually agreeable to you and the Company. You shall be entitled to carry forward into the subsequent year up to one (1) week of unused vacation time. You may not receive pay in lieu of vacation except in the event of termination without Cause.

4.   Insurance and Benefits.

     You shall be eligible for participation in any health or other group insurance plan which may be established by the Company or which the Company is required to maintain by law. You shall also be entitled to participate in any employee benefit program which the Company may establish for its key employees or for its employees generally, including, but in no way limited to, bonuses and stock purchase or option plans. The Company shall provide comprehensive health insurance for you and your dependents as provided to other similar executive employees of the Company.

5.   Expenses

     The Company shall reimburse you promptly for all reasonable and ordinary business and out-of-pocket expenses incurred by you in connection with the Company's business and in the scope of your employment hereunder, as approved by the Company, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by you during the term of this Agreement, provided the expenses are incurred in furtherance of the Company's business and at the request of the Company. You agree to keep and maintain records of the aforesaid expenses as may be requested by the Company and to account to the Company for the expenses prior to reimbursement.

     In addition, the Company shall reimburse you for the cost of all gas, repairs and insurance associated with the operation of your vehicle.

6.   Stock Options

     6.1 You will be granted five year options to purchase one hundred thousand (100,000) shares of the Company's common stock at an exercise price equal to the fair market value of the underlying common stock on the Effective Date, of which twenty thousand (20,000) shares shall vest on each of the first, second, third fourth, and fifth anniversary dates of this Agreement.

     6.2 Should your employment be terminated a) for cause, b) your resignation prior to the end of the term of this Agreement, c) your death or d) your disability pursuant to Section 2.2(a) of your employment agreement you shall retain your vested options and forfeit any unvested options. You may exercise your vested options for a period of one year from the date of the termination of your employment for cause or the date of your resignation, as applicable.

7.   Automobile Allowance

     7.1 The Company shall reimburse you for the rental cost of your automobile, up to one thousand five hundred ($1500.00) per month.

8.   Place of Employment

     8.1 Your office shall be at Gen-X Equipment, Inc.'s office in Toronto, Canada; however, you will be required to spend a certain amount of time at the company's corporate office in King of Prussia, Pennsylvania, not to exceed five days per month.

                                    EXHIBIT B




                      OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS


                                       OF

                                 JAMES J. SALTER


                                      NONE

                                                                       EXHIBIT C


--------------------------------------------------------------------------------

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

--------------------------------------------------------------------------------


To:       Global Sports, Inc.
          555 South Henderson Road
          King of Prussia, PA  19406

     The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

1.   Confidentiality.

     I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets and confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

2.   Conflicting Employment; Return of Confidential Material.

     I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever,

I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, computer disks, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

3.   Assignment of Inventions.

     3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

     3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, techniques, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

     3.3 Any discovery, process, design, method, technique, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by me for or on behalf of the Company.

4.   Disclosure of Inventions.

     I agree that in connection with any Invention, I will promptly disclose such Invention to the Board of Directors or the Executive Committee of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

5.   Patents and Copyrights; Execution of Documents.

     5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

     5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

6.   Maintenance of Records.

     I agree to keep and maintain adequate and current written records of all Inventions made by me (in the form of notes, sketches, drawings and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

7.   Prior Inventions.

     It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

8.   Other Obligations.

     I acknowledge that the Company from time to time may have agreements with other persons, companies, entities, the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

9.   Remedies.

     Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 4.2, 7, 8, 9 and 11 of this Agreement (as modified by Section 14, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any reach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Section 4 or 7 hereof would be inadequate and you therefore agree that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach.

10.  Trade Secrets of Others.

     I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

11.  Modification.

     I agree that any subsequent change or changes in my employment duties, salary or compensation or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

12.  Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors.

13.  Interpretation.

     IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT if any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

14.  Waivers.

     No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

15.  Entire Agreement; Modification.

     This Agreement constitutes the entire agreement between the parties and supersedes any prior oral or written communications, representations, understandings or agreements concerning the subject matter hereof with the Company or any officer or representative thereof. This Agreement may be amended, modified, or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

16.  Headings.

     The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

17.  Counterparts.

     This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

18.  Governing Law.

     This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

19.  Notices.

     All notices, requests, demands and communications which are or may be required to be given hereunder shall be deemed given if and when sent by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

     If to the Company: GLOBAL SPORTS, INC.
                        555 South Henderson Road
                        King of Prussia, PA  19406
                        Attention:  President

                        With a copy to:
                        David S. Mandel, Esquire
                        Astor Weiss Kaplan & Rosenblum, LLP
                        The Bellevue
                        200 South Broad Street
                        6th Floor
                        Philadelphia, Pennsylvania, 19102

     If to Employee:    JAMES J. SALTER
                        277 Glencairn Avenue
                        Toronto, Ontario, M5N1T8


                                           EMPLOYEE:


May 12, 1998                                         /s/ James J. Salter
-------------------------------            -------------------------------------
DATE                                                     JAMES J. SALTER

Accepted and Agreed:

GLOBAL SPORTS, INC.

By: /s/ Michael Rubin                      May 12, 1998
-------------------------------            -------------------------------------
Name: Michael Rubin                        Date
Title: C.E.O.

                                   SCHEDULE A



                            LIST OF PRIOR INVENTIONS


                                       OF


                                 JAMES J. SALTER



                                                           Identifying Number or
Title                   Date                                 Brief Description
-----                   ----                                 -----------------



                                      NONE






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